SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2022

GREEN VISION BIOTECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55210	98-1060941
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Rooms 1804-06, 18/F., Wing On House,

71 Des Voeux Road Central,

Hong Kong SAR, China

(Address of registrant's principal executive offices)

  +852-94929967

(Registrant’s telephone number, including area code)

__________________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 29, 2022, Green Vision Biotechnology Corp. (the “Company”) announced that the Company entered into a Memorandum of Understanding (“MOU”) with International Supply Chain Alliance Company Limited (“ISCA”), a provider of logistics knowhow and software to warehouse operators and shippers in China and Southeast Asia countries on the even date. The MOU states, inter alia, that the Company intends to collaborate with ISCA by acquiring all of its subsidiaries and existing contractual benefits.

Save and except for exclusivity and confidentiality provisions, the MOU is not intended by the parties to be a legally binding contract. Nevertheless, both parties shall utilize their best endeavors in entering into Definitive Agreements to realize the intended collaboration prior to October 31, 2022.

The intended collaboration with ISCA, as described in the MOU, allows GVBT to expand its existing business scope beyond the green product sector and further into the agricultural sector. GVBT intends to fully utilize ISCA’s trading platform and data in delivering to existing and future alliance members the resulting product suite which could include a new and wide array of agricultural products.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated April 29, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN VISION BIOTECHNOLOGY CORP.

Dated: May 3, 2022

/s/ William Ching Wan Lam
By: William Ching Wan Lam, Chief Executive Officer

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